UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2014
Date of Report (Date of earliest event reported)

TELUPAY INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Island House Peter Street St. Helier, Jersey, Channel Islands	JE4 8SG
(Address of principal executive offices)	(Zip Code)

+44 (0)1534 789999
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On September 3, 2014, Telupay International Inc. (the "Company") issued a news release regarding its previously disclosed tripartite agreement with CARD Bank, Inc. and CARD MRI Information Technology, Inc. to deliver a secure mobile collection technology for CARD Bank's micro-finance clients. A copy of the news release is attached as Exhibit 99.1 hereto. The Company previously disclosed that it had entered into this agreement in the Company's Current Report on Form 8-K filed with the SEC on August 26, 2014.

On October 2, 2014, the Company issued a news release regarding the Company's delivery of secure mobile banking and payment services to MASS-SPECC Cooperative Development Center ("MCDC") A copy of the news release is attached as Exhibit 99.2 hereto. The Company previously disclosed that it had entered into a Letter of Understanding with MCDC in the Company's Current Report on Form 8-K filed with the SEC on August 26, 2014.

On October 9, 2014, the Company issued a news release regarding the Company's delivery of a secure mobile payment platform to 1Bro Global Inc., one of the larger agent networks in the Philippines. A copy of the news release is attached as Exhibit 99.3 hereto. The Company previously disclosed its five-year service provider agreement with 1Bro in the Company's Current Report on Form 8-K filed with the SEC on August 26, 2014.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit	Description
99.1	News release dated September 3, 2014.
99.2	News release dated October 2, 2014.
99.3	News release dated October 9, 2014.

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SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TELUPAY INTERNATIONAL INC.

Date: October 20, 2014	By: /s/ Adrian Crawford Ansell
Adrian Crawford Ansell President, Chief Executive Officer and a director

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